EXHIBIT 99(2)
                                                                   SCHEDULE VIII

                            TYCO INTERNATIONAL LTD.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                            BALANCE AT    ADDITIONS
                                            BEGINNING     CHARGED TO                            BALANCE AT
               DESCRIPTION                   OF YEAR        INCOME      OTHER     DEDUCTIONS    END OF YEAR
- -----------------------------------------   ----------    ----------    ------    ----------    -----------
Year ended June 30, 1992:
Allowances for doubtful accounts.........    $  35,686      $9,722      $1,800     $ 19,064       $28,144
Product warranty.........................        8,014       5,790       1,740        3,779        11,765

Year ended June 30, 1993:
Allowances for doubtful accounts.........       30,591(1)   11,140      (1,744)      11,006        28,981
Product warranty.........................       11,765       4,540      (2,395)       3,442        10,468

Year ended June 30, 1994:
Allowances for doubtful accounts.........       28,981       7,884      (1,163)       6,391        29,311
Product warranty.........................       10,468       1,725        (671)       1,810         9,712

- ------------

(1) Opening balance has been adjusted to include Kendall.

                                       30